UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2022

NOBLE CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	001-36211	98-1575532
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13135 Dairy Ashford, Suite 800 Sugar Land, Texas	77478
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 276-6100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.00001 per share	NE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

On September 30, 2022 (the “Merger Effective Date”), pursuant to the business combination agreement, dated November 10, 2021 (as amended, the “Business Combination Agreement”), by and among Noble Corporation, an exempted company incorporated in the Cayman Islands with limited liability (“Noble Cayman”), Noble Corporation plc, a public limited company formed under the laws of England and Wales and an indirect, wholly owned subsidiary of Noble Cayman (the “Company” or “Topco”), Noble Newco Sub Limited, a Cayman Islands exempted company and a direct, wholly owned subsidiary of the Company (“Merger Sub”), and The Drilling Company of 1972 A/S, a Danish public limited liability company (“Maersk Drilling”), Noble Cayman merged with and into Merger Sub (the “Merger”), with Merger Sub surviving the Merger as a wholly owned subsidiary of the Company and (i) each ordinary share, par value $0.00001 per share, of Noble Cayman (“Noble Cayman Shares”) issued and outstanding prior to the effective time of the Merger (the “Merger Effective Time”) was converted into one newly and validly issued, fully paid and non-assessable class A ordinary share, par value $0.00001 per share, of the Company ( “Ordinary Shares”), and (ii) each warrant to purchase Noble Cayman Shares issued pursuant to the applicable Noble Cayman Warrant Agreement (as defined below) and outstanding immediately prior to the Merger Effective Time (collectively, the “Noble Cayman Warrants”) was converted automatically into a warrant to acquire a number of Ordinary Shares equal to the number of Noble Cayman Shares underlying such warrant, with the same terms as were in effect immediately prior to the Merger Effective Time under the terms of the applicable Noble Cayman Warrant Agreement (each, a “Company Warrant” and together, the “Company Warrants”). As a result of the Merger, the Company became the ultimate parent of Noble Cayman and its respective subsidiaries as of the Merger Effective Time, and the Ordinary Shares began trading on the New York Stock Exchange (the “NYSE”) under the symbol “NE” on the Merger Effective Date.

On October 3, 2022 (the “Closing Date”), pursuant to the Business Combination Agreement, the Company will complete a voluntary tender exchange offer to Maersk Drilling’s shareholders (the “Offer” and, together with the Merger and the other transactions contemplated by the Business Combination Agreement, the “Business Combination”). Upon consummation of the Offer, because the Company will have acquired more than 90% of the issued and outstanding shares of Maersk Drilling, nominal value Danish krone (“DKK”) 10 per share (“Maersk Drilling Shares”), the Company will redeem all remaining Maersk Drilling Shares not exchanged in the Offer for, at the election of the holder, either Ordinary Shares or cash (or, for those holders that do not make an election, only cash), under Danish law by way of a compulsory purchase (the “Compulsory Purchase”).

Upon completion of the Offer, and in connection with the Compulsory Purchase, each Maersk Drilling Share will be exchanged for either (i) 1.6137 newly and validly issued, fully paid and non-assessable Ordinary Shares (the “Exchange Ratio”) or (ii) cash consideration (payable in DKK), subject to a cash consideration cap per Maersk Drilling shareholder of $1,000 and an aggregate cap on cash consideration payable to all Maersk Drilling shareholders of $50 million. Consequently, Maersk Drilling shareholders who elect to receive cash consideration will receive, as applicable, (a) $1,000 for the applicable portion of their Maersk Drilling Shares and the balance of Maersk Drilling Shares in Ordinary Shares in accordance with the Exchange Ratio, or (b) the amount corresponding to the total holding of their Maersk Drilling Shares if such holding of Maersk Drilling Shares represents a value equal to or less than $1,000 in the aggregate, subject to any reduction under the aggregate cap described in the preceding sentence. A Maersk Drilling shareholder holding Maersk Drilling Shares exceeding a value of $1,000 in the aggregate could not elect to receive less than $1,000 in cash consideration if the cash consideration in lieu of Ordinary Shares was elected.

The Business Combination Agreement and the transactions contemplated thereby, including the Merger, the Offer and the Compulsory Purchase, were previously described in the Registration Statement on Form S-4 (File No. 333-261780) filed by the Company with the U.S. Securities and Exchange Commission (as amended, the “Registration Statement”) and the definitive proxy statement/prospectus of Noble Cayman, dated April 11, 2022 (as supplemented, the “Proxy Statement/Prospectus”). Noble Cayman’s shareholders approved the Merger at an extraordinary general meeting held on May 10, 2022, at which approximately 99% of the votes cast were in favor of the Business Combination. The tender period for the Offer expired on September 8, 2022 with a total of 37,266,530 Maersk Drilling Shares validly tendered, which represents approximately 90.03% of the share capital and voting rights in Maersk Drilling when treasury shares held by Maersk Drilling are excluded.

This Current Report on Form 8-K is being filed for the purpose of disclosing certain events with respect to Noble Cayman in connection with the consummation of the Merger.

Item 2.01	Completion of Acquisition or Disposition of Assets

Pursuant to the Business Combination Agreement, at the Merger Effective Time, the Merger was consummated and (i) each Noble Cayman Share issued and outstanding immediately prior to the Merger was converted into one Ordinary Share and (ii) each Noble Cayman Warrant issued and outstanding immediately prior to the Merger Effective Time was converted automatically into a Company Warrant to acquire a number of Ordinary Shares equal to the number of Noble Cayman Shares underlying such Noble Cayman Warrant under substantially similar terms as were in effect immediately prior to the Merger Effective Time pursuant to the applicable Noble Cayman Warrant Agreement. In addition, each award of restricted share units representing the right to receive Noble Cayman Shares, or value based on the value of Noble Cayman Shares (each, a “Noble Cayman RSU Award”) outstanding immediately prior to the Merger Effective Time ceased to represent a right to acquire Noble Cayman Shares (or value equivalent to Noble Cayman Shares) and was converted into the right to acquire, on the same terms and conditions as were applicable under the Noble Cayman RSU Award (including any vesting conditions), that number of Ordinary Shares equal to the number of Noble Cayman Shares subject to such Noble Cayman RSU Award immediately prior to the Merger Effective Time.

The Noble Cayman Shares, which traded under the symbol “NE” on the NYSE, were suspended from trading on the NYSE prior to the open of trading on the Merger Effective Date. The Ordinary Shares began regular-way trading on the NYSE using Noble Cayman’s trading history under the ticker symbol “NE” immediately following the suspension of trading of the Noble Cayman Shares.

The Maersk Drilling Shares are listed on Nasdaq Copenhagen A/S (“Nasdaq Copenhagen”) under the symbol “DRLCO”. The Maersk Drilling Shares tendered in the Offer were suspended from trading on Nasdaq Copenhagen as of close of business (Copenhagen Time) on the Merger Effective Date. The Maersk Drilling Shares not tendered in the Offer will continue trading on Nasdaq Copenhagen under the ticker symbol “DRLCO” until the effective time of the Company’s compulsory purchase under Danish law. See the section titled “8.23. Compulsory Purchase” in the Company’s offer document, published by the Company on August 8, 2022, relating to the Offer, which included an exemption document prepared in reliance on an applicable exemption under Regulation (EU) 2017/1129 of the European Parliament and of the Council of June 14, 2017, as amended, and the rules and regulations promulgated thereunder, and in accordance with the requirements of Commission Delegated Regulation (EU) 2021/528 of December 2020, prepared in accordance with the Danish Financial Supervisory Authority’s Executive Order on Takeover Bids (Executive Order no. 636 of 15 May 2020) (Bekendtgørelse om overtagelsestilbud), which is furnished as Exhibit 99.1 to this Current Report on Form 8-K. Such section is incorporated by reference in this Item 2.01.

The description of the Business Combination Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the Business Combination Agreement, a copy of which is filed as Exhibit 2.1 (with an amendment as Exhibit 2.1(a)) hereto and is incorporated herein by reference. This summary is not intended to modify or supplement any factual disclosures about the Company, Noble Cayman or Maersk Drilling, and should not be relied upon as disclosure about the Company, Noble Cayman or Maersk Drilling without consideration of the periodic and current reports of the Company, Noble Cayman or Maersk Drilling. In particular, it is important to bear in mind that the representations and warranties contained in the Business Combination Agreement were negotiated with the principal purpose of allocating risk between the parties to the Business Combination Agreement, rather than establishing matters as facts, and you should not rely upon the representations and warranties contained in the Business Combination Agreement as characterizations of actual facts or circumstances as of the date of the Business Combination Agreement or as of any other date.

The information set forth in the Explanatory Note is incorporated by reference into this Item 2.01.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the Merger, on the Merger Effective Date, Noble Cayman requested that the NYSE file with the SEC an application on Form 25 to delist the Noble Cayman Shares from the NYSE and deregister the Noble Cayman Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Noble Cayman intends to file a certificate on Form 15 requesting that the Noble Cayman Shares be deregistered under the Exchange Act and that Noble Cayman’s reporting obligations under Section 15(d) of the Exchange Act be suspended (except to the extent of the succession of the Company to the Exchange Act Section 12(b) registration and reporting obligations of Noble Cayman in accordance with Section 12g-3(a) under the Exchange Act).

The information set forth in the Explanatory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in the Explanatory Note and Items 2.01, 3.01 and 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01.	Changes in Control of Registrant.

As a result of the consummation of the Merger, a change of control of Noble Cayman occurred and the separate existence of Noble Cayman as an exempted company incorporated in the Cayman Islands with limited liability ended.

The information set forth in the Explanatory Note and Items 2.01, 3.03 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, on the Merger Effective Date, the directors and officers of Noble Cayman ceased to be directors and officers of Noble Cayman pursuant to the terms of the Business Combination Agreement.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

2.1*	Business Combination Agreement, dated as of November 10, 2021, by and among Noble Corporation plc (formerly known as Noble Finco Limited), Noble Corporation, Noble Newco Sub Limited, and The Drilling Company of 1972 A/S, was filed as Annex A to the Proxy Statement/Prospectus forming a part of the Registration Statement and is incorporated herein by reference.

2.1(a)	Amendment No. 1 to Business Combination Agreement, dated as of August 5, 2022, by and among Noble Corporation plc (formerly known as Noble Finco Limited), Noble Corporation, Noble Newco Sub Limited and The Drilling Company of 1972 A/S. was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed on August 5, 2022, and is incorporated herein by reference.

99.1	Offering Circular, published on August 8, 2022, was filed on August 9, 2022 and is incorporated herein by reference.

Exhibit 104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

*

Certain exhibits and schedules to this Exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. Noble Cayman agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBLE CORPORATION plc (as successor in interest to Noble Corporation)

By:	/s/ William E. Turcotte
Name:	William E. Turcotte
Title:	Senior Vice President, General Counsel and Corporate Secretary

Date: September 30, 2022